Exhibit 23.8

Brook Hunt & Associates Ltd.

Wodburn House

45 High Street

Addlestone

Surrey KT1 1TU

England

March 8, 2006

Consent of Brook Hunt

Brook Hunt & Associates Ltd. hereby consent to the references to our firm in the form and context in which they appear in the post-effective amendment to the registration statement on Form F-1 of Peru Copper Inc.

Brook Hunt

By:	/s/ Charles De Meester
Name:	Charles De Meester
Title:	Sales and Marketing Manager